UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):    December 10, 2010

FPIC Insurance Group, Inc.
(Exact Name of Registrant as Specified in its Charter)

Florida
(State or Other Jurisdiction of Incorporation)

1-11983	59-3359111
(Commission file number)	(IRS Employer Identification No.)

1000 Riverside Avenue, Suite 800
Jacksonville, Florida 32204
(Address of Principal Executive Offices)

(904) 354-2482
(Registrant's Telephone Number, Including Area Code)

(Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Compensation Actions Regarding Named Executive Officers
On December 10, 2010, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of FPIC Insurance Group, Inc. (the “Company”) took the actions described below.

The executive officers defined as “named executive officers” in Item 402(a)(3) of Regulation S-K and who were named in the summary compensation table in the proxy statement for the Company's 2010 Annual Meeting of Shareholders are referred to below in this Current Report on Form 8-K as “the named executive officers.”

(a)	2011 Base Salary Increases

The Committee approved the following annual base salaries for the named executive officers, effective January 1, 2011: John R. Byers -- $797,797; Charles Divita, III -- $429,167; and Robert E. White, Jr. -- $481,937.

(b)	2011 Cash Bonus Levels

The Committee approved cash bonus award levels for the named executive officers for 2011 under the Company's 2007 Senior Executive Annual Incentive Plan. The bonuses established for the named executive officers will be based on the achievement by the Company of certain financial performance goals, including among other things the achievement of specified levels of total revenues, operating earnings per diluted share, and return on average equity. A portion of these bonuses is subject to reduction at the discretion of the Committee depending upon the achievement of strategic targets. The target bonus established for Mr. Byers is 100%, and those for Messrs. Divita and White are 50%, of their respective base salaries; depending upon achievement of the goals established by the Committee, actual bonuses may be from 50% to 150% of the target bonuses, provided that if minimum performance levels are not achieved, no bonus will be awarded.

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FPIC Insurance Group, Inc.

December 14, 2010	By:	/s/ Charles Divita, III
Charles Divita, III Chief Financial Officer